SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 28, 2007
Date of Report (Date of Earliest Event Reported)
The Cronos Group
(Exact name of registrant as specified in its charter)
Luxembourg
(State or Other Jurisdiction of Incorporation)

0-24464	Not Applicable

(Commission File Number)	(IRS Employer Identification No.)
5, rue Guillaume Kroll, L-1882 Luxembourg
(Address of principal executive offices) (Zip Code)
(352) 26.48.36.88
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR § 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR § 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.
     On February 28, 2007, The Cronos Group, a société anonyme holding organized and existing under the laws of the Grand Duchy of Luxembourg (the “Company”) (Nasdaq: CRNS) entered into an Asset Purchase Agreement (the “Agreement”) with FB Transportation Capital LLC, a Delaware limited liability company (“FB”) and CRX Acquisition Ltd., a Bermuda exempted company (the “Purchaser”). The Purchaser is currently a wholly-owned subsidiary of FB. The Agreement provides that, upon the terms and subject to the conditions set forth in the Agreement, the Purchaser will acquire all of the assets of Cronos and assume all of its liabilities (the “Assets Sale”). The purchase price of the assets — approximately $133,680,000 — was negotiated to generate sufficient proceeds to enable the Company to make a liquidating distribution to its shareholders of $16.00 per share, without interest and subject to any required withholding of taxes.
     The Assets Sale is not subject to a financing condition. It is, however, subject to certain other conditions, including: (i) that it and related transactions, including adoption of the Company’s Plan of Liquidation and Dissolution in the form of Annex 1 to the Agreement (the “Plan of Liquidation”) be approved by the Company’s shareholders, and (ii) that certain third-party consents be obtained.
     At a meeting held on February 28, 2007, the Company’s Board of Directors (“Board”), upon the unanimous recommendation of the Board’s Transaction Committee (comprised solely of the Board’s non-employee directors), by unanimous vote of all directors, (i) determined that the Agreement and the transactions contemplated thereby (including the Assets Sale and the Plan of Liquidation), are advisable and are fair to and in the best interests of the Company’s shareholders, (ii) approved the Agreement and the transactions contemplated thereby (including the Assets Sale and the Plan of Liquidation), and (iii) recommended that the Company’s shareholders approve the Agreement, the Assets Sale, the Plan of Liquidation and the other transactions contemplated by the Agreement at a special meeting of shareholders to be called to consider the Agreement.
     At the February 28, 2007 meeting of the Board, Raymond James & Associates, Inc. (“Raymond James”) gave its opinion that, as of such date and based upon and subject to various qualifications and assumptions described with respect to its opinion, the consideration to be received by the holders of the Company’s common shares from the Assets Sale was fair, from a financial point of view, to the holders of such shares.
     The Company has agreed, among other things and subject to certain exceptions described in the Agreement: (i) to conduct its business in the ordinary course and consistent with past practice during the period between execution of the Agreement and closing of the Assets Sale, and (ii) not to engage in certain transactions outside of the ordinary course of business during such period. The Agreement prohibits the Company from making dividend distributions to its shareholders prior to closing of the Assets Sale or earlier termination of the Agreement, except for: (i) a $0.08 per share dividend declared by the Board for the first calendar quarter of 2007, payable April 10, 2007 to shareholders of record as of the close of business on March 23, 2007, and (ii) if the closing of the Assets Sale has not occurred by August 15, 2007, a dividend for the third calendar quarter of 2007, determined in the discretion of the Board, that will be consistent with the dividend declared by the Board on November 9, 2006, payable not earlier than September 1, 2007 to shareholders of record not earlier than August 15, 2007.

     The obligations of Purchaser and FB under the Asset Purchase Agreement are guaranteed by Fortis Bank S.A./N.V. (“Fortis Bank”) Cayman Islands Branch. Fortis Bank is the ultimate parent of FB.
     Shareholder Meetings. Under Luxembourg law, the law governing the Company, three special or “extraordinary” shareholder meetings are required to consider and implement the Assets Sale and the liquidation of the Company. The Company presently intends to call all three meeting for the same day or on consecutive days. At the first meeting, the shareholders will be asked to approve the Plan of Liquidation, the designation of the Board of Directors of the Company (or individual members thereof) as “liquidator” under Luxembourg law to oversee the liquidation of the Company, the Agreement, the Assets Sale, and an amendment to the Company’s Articles of Association to change its name. The second shareholders’ meeting will be called to approve the report of the liquidator on the liquidation and the appointment of an auditor to review and certify the report of the liquidator, and the third shareholders’ meeting will be called to approve the report of the liquidation auditor.
     Approval of the Plan of Liquidation and the amendment to the Company’s Articles of Association changing its name require the approval of the holders of at least two-thirds of the Company’s outstanding common shares present in person or by proxy (at which a quorum of the holders of at least a majority of the outstanding common shares is present). All other matters to be submitted to the shareholders at the three meetings require the approval of shareholders holding a majority of the common shares present in person or by proxy. The matters described above to be submitted to the shareholders at the first meeting will be presented as a package: none will be adopted unless all are approved. Closing of the Assets Sale will occur after the first shareholders’ meeting and upon satisfaction of all of the other conditions to closing, with a liquidating distribution of $16.00 per share to be made to the shareholders as soon as practicable thereafter. The Company will appoint its transfer agent to serve as “paying agent” to oversee the making of the liquidation distribution and the cancellation of the Company’s outstanding shares in accordance with the procedures set forth in the Plan of Liquidation. If the matters described above to be presented to the shareholders at the first meeting are not approved, then the Purchaser and FB are entitled to be reimbursed by the Company for their reasonable costs and expenses incurred in connection with the Agreement and the transactions contemplated thereby in an amount not to exceed $1.5 million.
     Non-Solicitation. The Agreement contains a non-solicitation provision, prohibiting the Company from soliciting competing acquisition proposals. However, the Agreement permits the Company to (i) furnish non-public information to any third party that has submitted, or to enter into negotiations with such a third party with respect to, an “Acquisition Proposal” (as defined in the Agreement) that the Board has determined, in good faith (after consultation with outside counsel and Raymond James, the Company’s financial advisor) is likely to, if consummated in accordance with its terms, result in a transaction which is more favorable to the shareholders of the Company than the Assets Sale (referred to in the Agreement as a “Superior Proposal”), and (ii) recommend any Acquisition Proposal that is a Superior Proposal if it provides FB and Purchaser with a copy of any proposed agreement relating to such Superior Proposal not less than five (5) business days prior to the proposed execution of any such proposed agreement by the Company, allowing FB and Purchaser an opportunity to match or exceed the Acquisition Proposal provided in the proposed agreement. The Company may enter into the proposed agreement upon paying FB a termination fee of $5.95 million.

     Support Agreement. FB has entered into a Support Agreement, in the form of Annex 2 to the Agreement, with S. Nicholas Walker, The Lion Fund Limited, York Lion Fund, L.P., YorkProp Limited, Dennis J. Tietz, and Peter J. Younger (collectively, the “Support Agreement Shareholders”), dated as of February 28, 2007 and executed concurrently with the Agreement (the “Support Agreement”). The Support Agreement requires the Support Agreement Shareholders to: (i) vote all common shares of the Company owned by them in favor of the Agreement and the transactions contemplated by the Agreement, including the Assets Sale, (ii) vote against any merger, business combination, or like transaction (other than the Assets Sale and the other transactions contemplated by the Agreement), and (iii) not transfer his or its common shares of the Company pending completion of the three shareholder meetings or earlier termination of the Agreement. The Support Agreement Shareholders own, in the aggregate, 19% of the outstanding common shares of the Company. For those Support Agreement Shareholders who are also directors or officers of the Company, the Support Agreement is explicit that the obligations therein do not affect such person’s discharge of his duties and responsibilities as director or officer of the Company, including consideration of any Acquisition Proposal (as described above).
     At its meeting held February 28, 2007 the Board determined that the transactions contemplated by the Agreement, including the Assets Sale, represented a “permitted offer” under the Company’s Rights Agreement, dated as of October 28, 1999, so that the rights provided for thereby will not be issued by any filing of a Schedule 13D by Purchaser or its affiliates as a result of the execution of the Support Agreement.
     Management. The current management of the Company will continue as the management of Purchaser following closing of the Assets Sale, including Dennis J. Tietz, Chairman and Chief Executive Officer of the Company (who will become Vice- Chairman of the Board of Purchaser), and Peter J. Younger, President of the Company (who will become CEO of Purchaser). At the closing of the Assets Sale, Messrs. Tietz, Younger, Frank P. Vaughan, Chief Financial Officer and Senior Vice President of the Company, and John C. Kirby, Senior Vice President of the Company, have agreed, pursuant to Equity Commitment Letter Agreements with Purchaser in the form of Annex 3 to the Agreement, to purchase, for cash, a minimum 17% equity interest in Purchaser. They may, in their discretion, at the same per share price, purchase up to a total 34% equity interest in Purchaser. The balance of the equity interest in Purchaser will be purchased by FB and by third-party investors. The board of directors of Purchaser shall initially consist of five members, Messrs. Younger and Tietz, two directors designated by FB, and one director to be designated by the third-party investors.
     Messrs. Tietz and Younger have agreed to enter into new employment agreements with Purchaser, to be effective at closing of the Assets Sale. Execution of these new employment agreements are not conditions to the closing of the Assets Sale. Mr. Younger’s employment agreement will include a grant of restricted stock, to vest over time (or earlier upon a termination by Purchaser of Mr. Younger without cause, a termination by Mr. Younger for good reason, or upon a change in control of Purchaser). Messrs. Vaughan’s and Kirby’s current employment agreements with a subsidiary of the Company will remain in full force and effect and will not be affected by the transactions contemplated by the Agreement.

     At or promptly after closing of the Assets Sale, FB (or affiliates) will purchase from Purchaser substantially all of the marine cargo container assets acquired by Purchaser from the Company. Purchaser will manage these and other marine container assets owned by CF Leasing Ltd, the Company’s joint venture with affiliates of FB and Purchaser, and by third-party investors.
     Caution. The above description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. There are representations and warranties contained in the Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate and complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.
     Additional Information About the Transactions. The Company will file with the Securities and Exchange Commission a proxy statement, a Schedule 13E-3 transaction statement, and other documents regarding the Assets Sale and Plan of Liquidation referred to in this report. Investors and security holders are urged to read the proxy statement and Schedule 13E-3 when they become available because they will contain important information. A definitive proxy statement will be sent to the Company’s shareholders seeking their approval of the Assets Sale, Plan of Distribution, and other transactions completed by the Agreement. Investors may obtain a free copy of the proxy statement, Schedule 13E-3, and other documents filed by the Company from the SEC at the SEC’s website at www.sec.gov, or by directing a request to the Investor Relations Department of Cronos Capital Corp., One Front Street, Suite 925, San Francisco, California 94111.
     Participants in the Transactions. The Company and its directors and executive officers may be considered participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transactions. Information about the directors and executive officers of the Company, and their ownership of the Company’s common shares, is set forth in the definitive proxy statement for the Company’s 2006 annual meeting of shareholders, dated April 25, 2006. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement for the 2007 meetings of shareholders when it becomes available.

     Forward-Looking Statements. This report contains forward-looking statements concerning, among other things, the Company’s future prospects, including (1) the Company’s ability to consummate the sale of its assets to Purchaser under the Agreement; (2) the Company’s ability to continue to manage and expand its container leasing business pending shareholder consideration of the Agreement and related matters; and (3) the Company’s ability to renew and expand its existing lines of credit for the purchase of containers, which the Company anticipates will be fully drawn upon by the end of March 2007. These statements are based upon certain assumptions that the Company cannot control and involve risks and uncertainties that could cause actual results to differ from those anticipated. These statements should be understood in light of the risk factors set forth in the Company’s filings with the SEC, including those factors set forth in the Company’s 10-K report for the year ended December 31, 2005, and from time to time in the Company’s periodic filings with the SEC. Except as otherwise required under Federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.
     The Securities Exchange Act of 1934, as amended, contains a safe harbor for certain forward-looking statements. That safe harbor is not available for forward-looking statements made in connection with a going private transaction such as the proposed Assets Sale to Purchaser.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) The Company and Peter J. Younger, President and Chief Operating Officer of the Company, are parties to the Stock Appreciation Rights Agreement, dated as of October 13, 1999 (the “SAR Agreement”). Pursuant to the SAR Agreement, Mr. Younger was granted 200,000 “share units” at a “grant price” of $4.375 per share unit. The share units are fully vested. Mr. Younger may redeem the share units granted to him by delivery of a written exercise notice to the Company. Upon exercise, Mr. Younger is entitled to an “award payment” determined by multiplying the excess of the fair market value (i.e., the closing price) of the Company’s common shares on the date the exercise notice is given to the Company over the grant price, multiplied by the number of exercised share units.
     To permit Mr. Younger to participate in the liquidating distribution to be made by the Company after closing of the Assets Sales on the same basis as the Company’s shareholders, the Compensation Committee (comprised solely of the Board’s non-employee directors), at its meeting held February 28, 2007, approved an amendment to Mr. Younger’s SAR Agreement fixing the “fair market value” of Mr. Younger’s share units, for purposes of calculating the award payment to be made to Mr. Younger under his SAR Agreement in the event of closing of the Assets Sale, at $16.
     Under his existing employment agreement Mr. Younger is entitled to a transaction bonus upon a change in control of the Company. Subject to closing of the Assets Sale to Purchaser pursuant to the terms of the Agreement, Mr. Younger has agreed to waive his transaction bonus.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 2.1	Asset Purchase Agreement, dated February 28, 2007, by and among FB Transportation Capital LLC, CRX Acquisition Ltd. , and the Company.

Exhibit 2.2	Guarantee from Fortis Bank S.A./N.V. Cayman Islands Branch, dated February 28, 2007, in favor of the Company.

Exhibit 10.1	First Amendment to Stock Appreciation Rights Agreement, dated February 28, 2007, by and between the Company and Peter J. Younger.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2007	THE CRONOS GROUP
	By:	/s/ Elinor A. Wexler
Elinor A. Wexler
Assistant Secretary

EXHIBIT INDEX

Exhibit 2.1	Asset Purchase Agreement, dated February 28, 2007, by and among FB Transportation Capital LLC, CRX Acquisition Ltd., and the Company.

Exhibit 2.2	Guarantee from Fortis Bank S.A./N.V. Cayman Islands Branch, dated February 28, 2007, in favor of the Company.

Exhibit 10.1	First Amendment to Stock Appreciation Rights Agreement, dated February 28, 2007, by and between the Company and Peter J. Younger.

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